                                                                     EXHIBIT 1.3
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                         Impac Mortgage Holdings, Inc.



                           _________________________


   1,200,000 Shares of Series B 10.5% Cumulative Convertible Preferred Stock
                    ($25 Liquidation Preference Per Share)



                               December 22, 1998



                          PLACEMENT AGENCY AGREEMENT



                            EVEREN Securities, Inc.



--------------------------------------------------------------------------------

                         Impac Mortgage Holdings, Inc.


                       ________________________________


   1,200,000 Shares of Series B 10.5% Cumulative Convertible Preferred Stock
                    ($25 Liquidation Preference Per Share)


                          PLACEMENT AGENCY AGREEMENT


                                                               December 22, 1998

EVEREN Securities, Inc.
77 West Wacker Drive
Chicago, Illinois  60601-1994
as Placement Agent

Dear Sir or Madam:

Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), proposes to issue and sell up to 1,200,000 shares (the "Shares") of Series B 10.5% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its exclusive placement agent (the "Placement Agent") in connection with such issuance and sale. The Series B Preferred Stock is more fully described in the Prospectus (as defined herein).

The Company hereby confirms as follows its agreements with the Placement Agent.

     1. Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company shall pay to the Placement Agent a cash fee of 4.0% of the gross proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus.

     2. Delivery and Payment. At 10:00 a.m., Chicago time, on December 22, 1998, or at such other time on such other date or dates as may be agreed upon by the Company and the Placement Agent (each such date is hereinafter referred to as a "Closing Date"), each of the Investors purchasing Shares on such Closing
Date will deposit, by wire transfer of immediately available funds, an amount equal to the Public Offering Price per Share as shown on the cover page of the Prospectus multiplied by the number of Shares purchased by it into an account designated by the Company, and the Company shall deliver the Shares to the Investors. The closing with respect to any such purchase (each a "Closing") shall take place at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8th Floor, Beverly Hills, California 90212. All actions taken at any Closing shall be deemed to have occurred simultaneously. Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

     3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder. A
     registration statement   (Registration  No. 333-34137) on Form S-3 relating
     to the Shares, including a form of prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company, under the provisions of the Act and the Rules and Regulations, and has been filed with the Commission. The Commission has not issued any order preventing or suspending the effectiveness of such registration statement or the use of the Prospectus or Preliminary Prospectus (as defined herein), if any, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement, each Preliminary Prospectus (if any), the Prospectus and any amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Placement Agent. A final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement as amended at the time it became effective, including all material incorporated by reference therein and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including all material, if any, incorporated by reference therein.

          (b) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including each Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus (if any) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, at the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at each Closing Date the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not distributed any offering material in connection with the offering or sale of the Series B Preferred Stock, other than the Registration Statement, the Preliminary Prospectus (if any), the Prospectus, the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Annual Report"), the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (the "Quarterly Reports") and the Company's Current Reports on Form 8-K filed on February 11, 1998, June 3, 1998, June 4, 1998, October 14, 1998, December 8, 1998 and December 18, 1998 (the "Current Reports").

          (c) The documents incorporated by reference in the Registration Statement, Preliminary Prospectus (if any) or Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are field with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of Maryland. The Company has full corporate power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Preliminary Prospectus (if any) and Prospectus. The Company is duly licensed or qualified to conduct its business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where failure to so license or qualify, considering all such cases in the aggregate, would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries (which term as used herein shall include entities consolidated with the Company for the purposes of generally accepted accounting principles ("GAAP")), taken as a whole. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and its subsidiaries, and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date, except that Articles Supplementary to the Corporation's charter (the "Articles Supplementary") will be filed with the State Department of Assessments and Taxation of Maryland in order to designate and reclassify the Series B Preferred Stock.

          (e) Each "significant subsidiary" (as defined in Section 1-02 of Regulation S-X under the Act) of the Company is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement or Prospectus. Each such significant subsidiary is duly licensed or qualified to conduct its business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where failure to so license or qualify would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole. All the outstanding shares of capital stock of each of such significant subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or through subsidiaries (other than the outstanding common stock of Impac Funding Corporation, which represents 1% of the economic interest in such corporation, and which is owned by Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson), free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Registration Statement or Prospectus. The only such significant subsidiaries of the company are Impac Funding Corporation, IMH Assets Corp. and Impac Warehouse Lending Group, Inc.

          (f) The issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as of September 30, 1998 as set forth under the caption "Capitalization" in the Prospectus. The description of the securities of the Company contained in or incorporated by reference into the Registration Statement and the Prospectus is complete and accurate in all respects.

          (g) This Agreement been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and by general equitable principles.

          (h) The issuance and sale of the Shares hereunder have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Prospectus.

          (i) The financial statements and the related notes and schedules contained in or incorporated by reference into the Registration Statement and the Prospectus present fairly the consolidated financial condition of the Company and its subsidiaries as of the respective dates thereof and the results of operations, stockholders' equity and cash flows at the respective dates and for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. No other financial statements or schedules of the Company, its subsidiaries, or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG Peat Marwick LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company and its subsidiaries as required by the Act and the Rules and Regulations. Such financial statements and the related notes and schedules contained in or incorporated by reference into the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information presented therein, and the other financial and statistical information and data included in or incorporated by reference into the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

          (j) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to each Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been any change in the capitalization of the Company or its subsidiaries other than non-material changes in the ordinary course of business, or any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company or its subsidiaries arising for any reason whatsoever, (ii) the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, nor has the Company or its subsidiaries entered into any transactions not in the ordinary course of business other than pursuant to this Agreement, the Registration Statement and the transactions referred to herein and therein, and (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (l) Any real property and buildings held under lease to the Company or its subsidiaries are held or leased by them under valid, binding and enforceable leases conforming to the description thereof incorporated by reference into the Registration Statement and the Prospectus, with such exceptions as do not materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole.

          (m) The Company is not, and upon the issuance and sale of the Series B Preferred Stock as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the

     "Investment Company Act"), and is not required to be registered under the Investment Company Act.

          (n) Except as set forth or referred to in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company's knowledge, threatened, against or affecting the Company or its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole.

          (o) Except in each case as would not materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole, each of the Company and each subsidiary has (i) all governmental or regulatory licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus, if any), (ii) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, permit, certificate, consent, order, approval or other authorization, (iii) complied with all laws, statutes, ordinances, rules, regulations and orders applicable to either it or its business, (iv) not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such law, statute, ordinance, rule, regulation or order, and is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing, (v) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, (vi) peaceful and undisturbed possession under all material leases to which it is party as lessee, and (vii) performed all its obligations required to be performed, and is not in default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, the "contract or other agreements") to which it is a party or by which its property is bound or affected, except as otherwise set forth in the Registration Statement and the Prospectus, and, to the Company's knowledge, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor its subsidiaries are in violation of any provision of their respective organizational or governing documents.

          (p) The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders of any court, government, or governmental agency or body having jurisdiction over the Company or its properties or operations required in connection herewith have been obtained, except such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

          (q) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, result in a breach of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or its subsidiaries pursuant to the terms of any contract or other agreement to which the Company or its subsidiaries may be bound or to which any of the property or assets of the Company or its subsidiaries is subject, nor will such action result in any violation of the provisions of the Company's or any subsidiaries' organizational or governing documents or any statute or any order, rule or regulation applicable to the Company or its subsidiaries of any court or Federal, state or other regulatory authority or other government body having jurisdiction over the Company or its subsidiaries, except for such conflicts, breaches, defaults, liens, charges, encumbrances or violations which will not have a material adverse effect on business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole.

          (r) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (s) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series B Preferred Stock.

          (t) Except as described in the Registration Statement and as have been waived by all such holders, no holder of securities of the Company has or will have rights to the registration of any securities of the Company as a result of the filing of the Prospectus or Preliminary Prospectus (if any).

          (u) Neither the Company nor any of its subsidiaries are involved in any material labor dispute nor is any such dispute threatened.

          (v) None of the Company or any of its subsidiaries or any of their respective employees or agents have made any payment of funds of the Company or its subsidiaries, or received or retained any such funds in violation of any law, rule or regulation where such actions are of a character required to be disclosed in the Prospectus.

          (w) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (x) The Company, either directly or indirectly through its subsidiaries, has sufficient patent rights, trademarks, trade names, copyrights, licenses, approvals and governmental authorizations to conduct its business as described in the Prospectus; except as described in the Prospectus, the expiration of any patent rights, trademarks, trade names, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries taken as a whole; and the Company has no knowledge of any material infringement by it of patent rights, trademark, trade name rights, copyrights, licenses, trade secrets or other similar rights of others, and there is no claim being made against the Company or any of its subsidiaries regarding patents, trademark, trade names, copyright, license, trade secrecy or other infringement which could have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole.

          (y) Except as would not materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole, the business, operations and properties of the Company and its subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, and neither the Company nor its subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

          (z) The Company and its qualified real estate investment trust subsidiaries are organized in conformity with the requirements for qualification as, and operate in a manner that qualifies them as, real estate investment trusts under the Intenal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and will be so qualified immediately after consummation of the transactions contemplated by this Agreement.

     4. Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

          (a) The Company, during such period as a prospectus relating to the Shares would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, (i) will not file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith, (ii) will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, and (iii) will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

          (b) The Company will notify the Placement Agent promptly, and will confirm such advice in writing, (i) of any request by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
     (ii) of the issuance by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof,
     (iii) of the happening of any event during the period mentioned in Section 4(a) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (iv) of receipt by the Company or any representative or attorney of the Company of any other communication from any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction relating to any of the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction shall issue any order suspending the effectiveness of the Registration Statement, the Company will promptly use best efforts to obtain the withdrawal of such order.

          (c) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(a) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

          (d) The Company will furnish to the Placement Agent and its counsel, without charge, (i) two copies of the registration statement described in
     Section 3(a) hereof, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus (if any) or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

          (e) The Company will comply with all the undertakings contained in the Registration Statement.

          (f) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of three years commencing on the date hereof, the Company will furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the current calendar quarter, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of
     Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

          (j) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (a) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus (if any), the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (b) the preparation and delivery of certificates representing the Shares, (c) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (d) the listing, if any, of the

Shares on the American Stock Exchange ("AMEX"), (e) any filings required to be made by the Placement Agent with the NASD and the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, and (f) fees, disbursements and other charges of counsel to the Company. The Company shall reimburse the Placement Agent for its travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder, up to a maximum of $30,000.

     6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

          (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission); (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority; (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with, to the Company's knowledge, to the satisfaction of the staff of the Commission or such authority; and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith..

          (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the sole judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the offering price.

          (c) Each of the representations and warranties of the Company contained herein shall be true and correct at each Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with.

          (d) The Placement Agent shall have received an opinion, dated each Closing Date, of Freshman, Marantz, Orlanski, Cooper & Klein ("Freshman, Marantz"), counsel to the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

               (i) the Company and each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X under the Act) of the Company have been duly incorporated and are validly existing in good standing under the laws of their jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their properties or the conduct of their businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and the significant subsidiaries, taken as a whole;

               (ii) the Company and each such significant subsidiary have full power and authority to own or lease all the assets owned or leased by them and to conduct their businesses as described in the Registration Statement and the Prospectus; and the Company has all corporate power and authority to enter into this Agreement, and to carry out the provisions and conditions hereof;

               (iii) the Company had an authorized capitalization as of September 30, 1998 as set forth under the caption "Capitalization" in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive or other similar rights;

               (iv) the Articles Supplementary have been duly authorized, approved and adopted by all necessary action on the part of the Company. The Company has filed the Articles Supplementary with the State of Maryland and has made any other required filings with the State of Maryland necessary to create the Series B Preferred Stock.

               (v) the issuance and sale of (A) the Shares to be purchased on such Closing Date and (B) shares of common stock, par value $.01 per share, of the Company (the "Common Stock") reserved for issuance upon conversion or redemption of the Shares (the "Conversion Shares") have been duly authorized by the Company, and such Shares and Conversion Shares, when issued and paid for in accordance with this Agreement or upon conversion, as applicable, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or other similar rights; the holders of such Shares will not be subject to personal liability by reason of being such holders, except to the extent that (A) a director is held liable under Section 2-312(a) of the Maryland General Corporation Law (the "MGCL") for an unlawful distribution to the stockholder, who accepted the distribution knowing the distribution was made in violation of the Company's charter or Section 2-311 of the MGCL, or (B) liability is imposed on the stockholder by law in connection with, and to the extent of, a distribution made pursuant to a voluntary or involuntary dissolution of the Company; such Shares, when issued, will conform to the description thereof set forth in the Prospectus; and such Shares and Conversion Shares are the subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement or upon conversion of the Conversion Shares;

               (vi) the execution and delivery of this Agreement have been duly authorized by all necessary action of the Company, and this Agreement has been duly executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

               (vii) the description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown, and, to such counsel's knowledge, no legal or governmental proceedings are pending to which the Company or the significant subsidiaries or any of their respective officers or to which the property of the Company or the significant subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to such counsel's knowledge, no such proceedings have been threatened against the Company or the significant subsidiaries or with respect to any of their respective assets; and, to the best of such counsel's knowledge, no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

               (viii) the Registration Statement is effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

               (ix) the Company is not, and upon the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined under the Investment Company Act, and is not required to be registered under the Investment Company Act;

               (x) commencing with the Company's taxable year ended December 31, 1995, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code. The information presented in the Prospectus under the caption "Federal Income Tax Considerations," to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects.

               (xi) the Registration Statement, when it became effective, and the Prospectus (in each case, not including the financial statements, schedules and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion), on the date of filing thereof with the Commission, complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus (in each case, not including the financial statements, schedules and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion), when filed with the Commission, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

               (xii) neither the issuance, offering and sale of the Shares pursuant hereto nor the compliance by the Company with the other provisions of this Agreement require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained (it being understood that such counsel need express no opinion with respect to state securities or Blue Sky Laws or the bylaws and rules of the NASD);

               (xiii) neither the execution or delivery of this Agreement, nor the offering, issuance or sale of the Shares or the Conversion Shares, nor the compliance by the Company with the terms and provisions hereof or of the Articles Supplementary will conflict with, or result in a breach or violation of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of the significant subsidiaries pursuant to the terms of,
          (A) any material contract or other agreement known to such counsel to which the Company or any subsidiary is a party or by which the Company or any significant subsidiary or any of their respective properties or assets are subject, (B) the organizational or governing documents of the Company or any subsidiary, or (C) any judgment, decree or order of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any significant subsidiary, except such as would not materially adversely affect the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and the significant subsidiaries, taken as a whole;

               (xiv) The initial purchasers of the Shares in accordance with the terms hereof shall not be subject to the limitations set forth in
          Section 7.1 of the charter of the Company. The initial purchase of the Shares in accordance with the terms hereof shall not cause any initial purchaser thereof to be deemed to be an "Acquiring Person" as defined in the Company's Rights Agreement dated October 7, 1998, as amended December 17, 1998.

          Freshman, Marantz shall also state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences the contents of the Registration Statement and the Prospectus were discussed and, on the basis of the foregoing, that they have no reason to believe that the Registration Statement, as of its effective date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its filing date and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial statements, schedules and other financial and statistical data included therein, as to which such counsel need express no view).

          In rendering any such opinion, Freshman, Marantz may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdictions in which such counsel are not admitted to practice, to the extent satisfactory in form and substance to counsel for the Placement Agent, upon the opinion of Brown & Wood LLP. The foregoing opinion shall also state that the Placement Agent is justified in relying upon such opinion of Brown & Wood LLP, and copies of such opinion shall be delivered to the Placement Agent and its counsel.

          References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.

          (e) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the "Original Letter"), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent. At each Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter to a date (specified in the letter) not more than three days prior to such Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at such Closing Date.

          (f) At each Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, to the effect that:

               (i) each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

               (ii) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

          (g) The Shares shall be qualified for sale in such states as the Placement Agent may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on such Closing Date.

          (h) The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent's opinion is material, or omits to state a fact that in the Placement Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (i) The Company shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at such Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at such Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

          (j) The Company and the initial purchasers of the Shares shall have entered into a Stock Purchase Agreement substantially in the form of Exhibit A hereto.
     ---------

     7.   Indemnification.

          (a) The Company shall indemnify and hold harmless the Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the

     Registration Statement or the Prospectus, (B) any document incorporated by reference into the Registration Statement and (C) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or
     (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any document incorporated by reference into the Registration Statement or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     In addition to its other obligations under this paragraph (a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company in this Agreement or failure to perform its obligations in this Agreement, all as described in this paragraph (a), it will reimburse the Placement Agent on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation, to reimburse the Placement Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Placement Agent shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the Prime Rate (or other commercial lending rate for borrowers of the highest credit standing) published from time to time The Wall Street Journal (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Placement Agent within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (b) The Placement Agent will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have; provided, however, that in no event shall the Placement Agent be liable or responsible for any amount in excess of the total commissions received by the Placement Agent.

          (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by, or otherwise prejudices, the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of
     Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
     Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this
     Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     8.  Termination.

     (a) The obligations of the Placement Agent under this Agreement may be terminated at any time prior to the first Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agent (i) any material adverse change, or any development that is reasonably expected to cause a material adverse change, in the business, prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole, has occurred, which in the judgment of the Placement Agent, materially impairs the investment quality of the Shares, (ii) the Company shall have filed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (iii) trading in the Common Stock of the Company shall have been suspended by the Commission or by AMEX, (iv) trading in securities generally on the New York Stock Exchange or AMEX shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (v) a general banking moratorium shall have been declared by Federal or New York authorities or (vi) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     (b) The obligations of the Company under this Agreement (except those specified in Section 10 hereof) may be terminated at any time (i) after December 31, 1998, if the closing of the purchase of at least 1,000,000 shares of Series B Preferred Stock has not occurred, and (ii) after January 31, 1999, if the closing of the purchase of all of the Shares has not occurred.

     9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, to 20371 Irvine Avenue, Santa Ana Heights, California, 92707, Attention: General Counsel or (b) if to the Placement Agent, to EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois, 60601-1994,
Attention: Syndicate Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

     10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the

Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors and officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

     12. Headings. Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

     13. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Placement Agent.

     14. Applicable Law; Severability. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any provisions relating to conflicts of laws. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                                    Very truly yours,

                                    IMPAC MORTGAGE HOLDINGS, INC.



                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

The foregoing Placement Agency
Agreement is hereby confirmed
and accepted as of the date
first above written.

EVEREN SECURITIES, INC.



By:_______________________________
Name:_____________________________
Title:____________________________

                                   EXHIBIT A

                        FORM OF STOCK PURCHASE AGREEMENT

                                 See attached.

                                      -28-